Exhibit 99.1

VeriSign Reports Fourth Quarter and 2009 Results

Achieves 8% Annual Core Revenue Growth

MOUNTAIN VIEW, CA – February 2, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the leading provider of trusted Internet infrastructure services, today reported financial results for the fourth quarter of 2009 and year ended December 31, 2009.

Fourth Quarter GAAP Financial Results

VeriSign reported revenue of $263 million from continuing operations for the fourth quarter of 2009, compared to $249 million in the same quarter in 2008. VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $92 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.48 on a diluted basis for the fourth quarter of 2009, compared to net loss attributable to VeriSign, Inc. and subsidiaries of $(96) million and net loss per share attributable to VeriSign, Inc. and subsidiaries of $(0.50) on a diluted basis in the same quarter in 2008. The operating margin for the fourth quarter of 2009, which includes a $4 million out of period VeriSign Japan related depreciation adjustment, was 31.4% compared to (2.0)% in the same quarter in 2008.

VeriSign reported segment revenue for Internet Infrastructure and Identity Services (“3IS”), or the “core” businesses of Naming Services and Authentication Services, of $262 million for the fourth quarter of 2009, up 2% from the prior quarter and up 5% from the same quarter in 2008.

Fourth Quarter Non-GAAP Financial Results

For its core businesses, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $59 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.31 on a diluted basis for the fourth quarter of 2009, compared to net income attributable to VeriSign, Inc. and subsidiaries of $54 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.28 on a diluted basis in the same quarter in 2008. The operating margin for the fourth quarter of 2009, which includes a $4 million out of period VeriSign Japan related depreciation adjustment, was 36.8% compared to 33.7% in the same quarter in 2008. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We had a good year in 2009 in which we delivered solid top line revenue growth while increasing the operating leverage in our core businesses and completing the divestitures of our non-core businesses,” said Mark McLaughlin, president and chief executive officer of VeriSign. “I believe we’re well positioned for 2010 and beyond.”

2009 GAAP Financial Results

For the year ended December 31, 2009, VeriSign reported revenue of $1.031 billion from continuing operations, compared to $965 million in 2008. VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $246 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $1.28 on a diluted basis, compared to net loss attributable to VeriSign, Inc. and subsidiaries of $(374) million and net loss per share attributable to VeriSign, Inc. and subsidiaries of $(1.87) on a diluted basis in 2008. The operating margin for 2009 was 30.4% compared to 6.6% in 2008.

VeriSign reported segment revenue for 3IS of $1.026 billion, up 8% year-over-year.

2009 Non-GAAP Financial Results

For its core businesses, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $247 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $1.28 on a diluted basis, compared to net income attributable to VeriSign, Inc. and subsidiaries of $201 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $1.00 on a diluted basis in 2008. The operating margin for 2009 was 37.7% compared to 33.5% in 2008. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“In 2009, VeriSign increased revenue, improved productivity and maintained a healthy balance sheet,” said Brian Robins, chief financial officer of VeriSign. “In 2010, we will remain focused on our two key long-term financial priorities: growth and increased operating leverage.”

Business and Corporate Highlights

•	VeriSign Naming Services ended the quarter with approximately 96.7 million active domain names in the adjusted zone for .com and .net, representing a 7% increase year-over-year.

•

On December 17, 2009, VeriSign announced that as of July 1, 2010, the registry fee for .com domain names will increase from $6.86 to $7.34 and that the registry fee for .net domain names will increase from $4.23 to $4.65.

•	VeriSign reports average daily query load of 52 billion in the quarter, compared to 54 billion in the prior quarter and 35 billion in the same quarter in 2008.

•

During the quarter, VeriSign announced its strategic approach for working with the Internet community to deploy DNS Security Extensions (DNSSEC) in the .com and .net Top Level Domain Names (TLDs), thereby helping to protect the Internet’s Domain Name System (DNS) from “man in the middle” and cache poisoning attacks.

•	VeriSign Business Authentication Services ended the quarter with 1.22 million SSL certificates in the installed base, an increase of 9% over the same quarter last year.

•	VeriSign completed the divestiture of 14 non-core businesses, in addition to the sale of the remaining interest in the Jamba joint venture, raising proceeds in excess of $765 million.

•

In November 2009, the company closed the sale of MDG Services, a carve-out of the former Messaging business and the final non-core business to be divested. Earlier in the quarter, VeriSign also completed the sales of Global Security Consulting and Messaging and Mobile Media Services.

•

During the quarter, the company decided to wind down its Content Portal Services (CPS) business, and accordingly reclassified CPS’s results into continuing operations for all periods presented. The Pre-Pay Billing and Payment Services business was fully wound down in October 2009, and its results of operations were reclassified into discontinued operations for all periods presented.

Financial Highlights

•

Naming Services delivered $159 million of revenue in the fourth quarter of 2009, up 9% from the same quarter in 2008. Authentication Services delivered revenue of $103 million in the fourth quarter of 2009, up 1% from the same quarter in 2008.

•

General and administrative expenses increased in the fourth quarter primarily due to a $4 million out of period depreciation adjustment correcting for certain assets held at VeriSign Japan that were depreciated over a period longer than their useful lives.

•

In the fourth quarter, VeriSign repurchased approximately 9 million shares of its common stock for a cost of $208 million. For the full year, VeriSign repurchased approximately 11 million shares for an aggregate cost of $253 million.

•	VeriSign ended the fourth quarter with Cash, Cash Equivalents and Restricted Cash of $1.48 billion, an increase of $45 million from the prior quarter and $688 million from the end of 2008.

•

Cash flow from operations, on a consolidated basis, was approximately $173 million for the fourth quarter and approximately $395 million for the full year, after giving effect to a classification of $26 million of year-to-date excess tax benefits associated with stock-based compensation as financing cash flows.

•	Deferred revenue on December 31, 2009 totaled $888 million for continuing operations, an increase of $7 million from the prior quarter and $43 million from the end of 2008.

•	During the fourth quarter, VeriSign completed the purchase of its previously-leased Dulles, Virginia office and data center property for approximately $26 million.

•	Capital expenditures, on a consolidated basis, were approximately $51 million for the fourth quarter and $117 million for the full year.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items and as such should not be used for comparison purposes.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PST) to review the fourth quarter and fiscal year results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0724 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 7324216) beginning at 5:00 p.m. (PST) on February 2 and will run through February 9. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, the current global economic downturn, market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2009	December 31, 2008
		As Adjusted (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,477,166	$789,068
Accounts receivable, net of allowance for doubtful accounts of $490 at December 31, 2009 and $1,208 at December 31, 2008	63,133	83,749
Prepaid expenses and other current assets	167,716	268,178
Assets held for sale	1,043	483,840

Total current assets	1,709,058	1,624,835

Property and equipment, net	403,821	385,498
Goodwill	289,980	283,109
Other intangible assets, net	22,420	35,312
Other assets	44,865	38,118

Total long-term assets	761,086	742,037

Total assets	$2,470,144	$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$234,727	$263,535
Accrued restructuring costs	6,605	28,920
Deferred revenues	653,702	629,800
Other current liabilities	2,635	5,463
Liabilities related to assets held for sale	—	49,160

Total current liabilities	897,669	976,878

Long-term deferred revenues	234,539	215,281
Long-term accrued restructuring costs	3,204	3,037
Convertible debentures, including contingent interest derivative	574,378	568,712
Other long-term liabilities	161,690	84,543

Total long-term liabilities	973,811	871,573

Total liabilities	1,871,480	1,848,451

Commitments and contingencies

Stockholders’ equity:
VeriSign, Inc. and subsidiaries stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 183,299,463 excluding 124,434,684 held in treasury, at December 31, 2009; and 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	308	304
Additional paid-in capital	21,736,209	21,891,786
Accumulated deficit	(21,194,435)	(21,439,988)
Accumulated other comprehensive income	7,659	17,111

Total VeriSign, Inc. and subsidiaries stockholders’ equity	549,741	469,213
Noncontrolling interest in subsidiary	48,923	49,208

Total stockholders’ equity	598,664	518,421

Total liabilities and stockholders’ equity	$2,470,144	$2,366,872

(1)	As adjusted balances were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for the following: Retroactive adoption of FASB Staff Position (“FSP”) No. Accounting Principles Board (“APB”) 14-1 (“FSP APB 14-1”), “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement),” codified into FASB Accounting Standards Codification (“ASC”) Subtopic 470-20, Debt with Conversion and Other Options, (“ASC 470-20”), and Statement of Financial Accounting Standard (“SFAS”) No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” codified into FASB ASC Topic 810, Consolidation, (“ASC 810”), effective January 1, 2009.

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		As Adjusted (1)		As Adjusted (1)
Revenues	$262,660	$248,762	$1,030,619	$964,748

Costs and expenses:
Cost of revenues	57,553	60,927	233,040	231,406
Sales and marketing	48,190	38,205	177,029	172,206
Research and development	24,660	21,606	96,416	88,948
General and administrative	46,661	53,319	181,992	201,016
Restructuring, impairments and other charges	244	77,256	16,216	196,419
Amortization of other intangible assets	2,805	2,540	12,199	11,155

Total costs and expenses	180,113	253,853	716,892	901,150

Operating income (loss)	82,547	(5,091)	313,727	63,598
Other (loss) income, net	(8,980)	71,337	(32,437)	48,809

Income from continuing operations before income taxes and loss from unconsolidated entities	73,567	66,246	281,290	112,407

Income tax expense	(9,972)	(30,208)	(80,105)	(39,197)
Loss from unconsolidated entities, net of tax	—	(769)	—	(3,868)

Income from continuing operations, net of tax	63,595	35,269	201,185	69,342
Income (loss) from discontinued operations, net of tax	29,758	(149,910)	48,054	(459,602)

Net income (loss)	93,353	(114,641)	249,239	(390,260)
Less: Net (income) loss attributable to noncontrolling interest in subsidiary	(1,305)	18,719	(3,686)	16,009

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$92,048	$(95,922)	$245,553	$(374,251)

Basic income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.33	$0.28	$1.03	$0.43
Discontinued operations	0.16	(0.78)	0.25	(2.33)

Net income (loss)	$0.49	$(0.50)	$1.28	$(1.90)

Diluted income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.33	$0.28	$1.03	$0.43
Discontinued operations	0.15	(0.78)	0.25	(2.30)

Net income (loss)	$0.48	$(0.50)	$1.28	$(1.87)

Shares used to compute net income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	189,724	192,969	191,821	197,201

Diluted	190,617	193,587	192,575	200,602

Amounts attributable to VeriSign, Inc. and subsidiaries common stockholders:
Income from continuing operations, net of tax	$62,290	$53,988	$197,499	$85,351
Income (loss) from discontinued operations, net of tax	29,758	(149,910)	48,054	(459,602)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$92,048	$(95,922)	$245,553	$(374,251)

(1)	As adjusted amounts were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for the following:

a.	Retroactive adoption of ASC 470-20 and ASC 810, effective January 1, 2009.
b.	Reclassification of the results of operations of the iDefense and CPS businesses from discontinued operations to continuing operations, and reclassification of the results of operations of the Pre-pay business from continuing operations to discontinued operations.

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2009	2008
		As Adjusted (1)
Cash flows from operating activities:
Net income (loss)	$249,239	$(390,260)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on divestiture of businesses and estimated losses on assets held for sale, net of tax	(28,320)	349,957
Depreciation of property and equipment	74,067	102,915
Amortization of other intangible assets	12,199	25,663
Stock-based compensation	51,166	90,066
Impairment of goodwill	—	123,412
Loss on sale and impairment of other long-lived assets	12,481	92,182
Excess tax benefit associated with stock-based compensation	(25,880)	(41,547)
Other, net	(3,567)	5,274
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	25,798	54,048
Prepaid expenses and other assets	(47,418)	(10,384)
Accounts payable and accrued liabilities	56,671	(40,800)
Accrued restructuring costs	(22,126)	27,606
Deferred revenues	40,881	95,902

Net cash provided by operating activities	395,191	484,034

Cash flows from investing activities:
Proceeds from maturities and sales of investments	129,479	99,635
Reclassification of cash equivalents to other current assets	—	(248,541)
Purchases of property and equipment	(116,876)	(120,990)
Proceeds from sale of property and equipment	6,064	48,843
Proceeds received from divestiture of businesses, net of cash contributed	469,380	274,295
Investments in unconsolidated entities	—	(15,679)
Cash received from trust, previously restricted	—	45,000
Other investing activities	(3,592)	(5,799)

Net cash provided by investing activities	484,455	76,764

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	36,204	122,427
Repurchases of common stock	(260,571)	(1,327,378)
Proceeds received from borrowings	3,205	200,000
Repayment of short-term debt	(1,134)	(200,000)
Excess tax benefit associated with stock-based compensation	25,880	41,547
Other financing activities	(1,578)	(623)

Net cash (used in) provided by financing activities	(197,994)	(1,164,027)

Effect of exchange rate changes on cash and cash equivalents	6,446	15,575

Net increase (decrease) in cash and cash equivalents	688,098	(587,654)
Cash and cash equivalents at beginning of year	789,068	1,376,722

Cash and cash equivalents at end of year	$1,477,166	$789,068

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$39,256	$35,677

Cash paid for income taxes, net of refunds received	$21,881	$14,712

Receivable from purchasers of divested businesses	$15,780	$13,822

(1)	As adjusted amounts were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for the retroactive adoption of ASC 470-20 and ASC 810, effective January 1, 2009.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2009		Year Ended December 31, 2009
	Operating Income (loss)	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$82,547	$92,048	$313,727	$245,553
Discontinued operations		(29,758)		(48,054)
Non-core businesses in continuing operations (1)	(1,169)	(2,364)	948	(2,057)
Adjustments:
Stock-based compensation	10,136	10,136	42,740	42,740
Amortization of other intangible assets	2,805	2,805	12,199	12,199
Impairment of other intangible asset	—	—	9,684	9,684
Restructuring costs	1,850	1,850	7,249	7,249
Non-cash interest expense		1,718		6,726
Tax adjustment (2)		(17,097)		(27,263)

Non-GAAP as adjusted	$96,169	$59,338	$386,547	$246,777

Diluted shares		190,617		192,575
Per diluted share, non-GAAP as adjusted		$0.31		$1.28

(1)	As of December 31, 2009, the Company’s business consists of the following reportable segments: (a) 3IS and (b) Other Services. 3IS consists of core operations of Naming Services and Authentication Services. Authentication Services is comprised of Business Authentication Services and User Authentication Services. Other Services consists of non-core businesses in continuing operations.
(2)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.
(3)	As adjusted amount was derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for reclassification of the results of operations of the iDefense business from discontinued operations to continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly and annual earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended					Year ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	December 31, 2009
					As Adjusted (3)
Revenues from core operations (1)	$261,643	$256,908	$255,248	$252,212	$248,123	$1,026,011

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2008		Year Ended December 31, 2008
	Operating Income (loss)	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP, as adjusted (1)	$(5,091)	$(95,922)	$63,598	$(374,251)
Discontinued operations, as adjusted (2)		149,910		459,602
Non-core businesses in continuing operations, as adjusted (3)	(5,366)	(83,547)	11,966	(60,835)
Adjustments:
Stock-based compensation	9,759	9,759	48,978	48,978
Amortization of other intangible assets	2,540	2,540	10,216	10,216
Impairments of goodwill and other intangible assets	77,619	58,610	77,619	58,610
Restructuring costs	4,183	4,183	105,226	105,226
Non-cash interest expense		1,609		5,404
Tax adjustment (4)		7,217		(52,175)

Non-GAAP, as adjusted	$83,644	$54,359	$317,603	$200,775

Diluted shares		193,587		200,602

Per diluted share, non-GAAP, as adjusted		$0.28		$1.00

(1)	As adjusted amounts were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for the following:

(a)	Retroactive adoption of ASC 470-20 and ASC 810, effective January 1, 2009.
(b)	Reclassification of the results of operations of the iDefense and CPS businesses from discontinued operations to continuing operations, and reclassification of the results of operations of the Pre-pay business from continuing operations to discontinued operations.

(2)	As adjusted amounts were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for reclassification of the results of operations of the iDefense and CPS businesses from discontinued operations to continuing operations, and reclassification of the results of operations of the Pre-pay business from continuing operations to discontinued operations.
(3)	As of December 31, 2008, the Company’s business consists of the following reportable segments: (a) 3IS and (b) Other Services. 3IS consists of core operations of Naming Services and Authentication Services. Authentication Services is comprised of Business Authentication Services and User Authentication Services. Other Services consists of non-core businesses in continuing operations.
(4)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.
(5)	As adjusted amounts were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for the reclassification of the results of operations of the iDefense business from discontinued operations to continuing operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly and annual earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items, and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended					Year ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	December 31, 2008
	As Adjusted (5)	As Adjusted (5)	As Adjusted (5)	As Adjusted (5)	As Adjusted (5)	As Adjusted (5)
Revenues from core operations (3)	$248,123	$241,322	$234,448	$223,846	$213,555	$947,739